FOR IMMEDIATE RELEASE



          MicroStrategy and Aether Systems Enter Strategic Alliance

Companies to Combine Aether Wireless Expertise with MicroStrategy Software to
        Develop MicroStrategy 7M, Targeting Global 2,000 Corporations

  Aether Capital to Lead $52.75 Million Round of Financing For Strategy.com
                         with $25 Million Investment

     VIENNA,  Va. and OWINGS  MILLS,  Md.,  October 20, 2000 -  MicroStrategy(R)
Incorporated (NASDAQ: MSTR), a leading worldwide provider of Intelligent E-Business(TM) software, and Aether Systems, Inc. (NASDAQ: AETH), a leading provider of wireless data products and services, today announced a multifaceted strategic alliance. The alliance includes initiatives in four areas:

o The companies will develop a new product, MicroStrategy 7M(TM), that will be designed to combine Aether's wireless technology with the functionality and performance of the MicroStrategy 7(TM) platform to deliver personalized, intelligent information services to a full range of wireless devices.
o Aether Capital, the investment arm of Aether Systems, will lead a $52.75 million round of financing for Strategy.com(TM) with a $25 million investment. Strategy.com is a subsidiary of MicroStrategy that helps companies connect with their customers by delivering personalized, timely information via web, wireless and voice.
o Aether Chairman and CEO Dave Oros will join the Board of Directors of Strategy.com.
o     Aether will offer Strategy.com services to its customers.

     "Aether's alliance with MicroStrategy provides an outstanding opportunity to extend our wireless technology and services to the leading global corporations that have turned to MicroStrategy to benefit from the company's Intelligent E-Business Software," Oros said. "I am pleased to announce Aether's investment in Strategy.com and look forward to joining the board. Aether sees tremendous potential in Strategy.com's customized content delivery and looks forward to offering these services to our current and future clients."

     "Aether is one of the first companies to help organizations capitalize on the potential of wireless data, and we believe that this alliance will benefit joint customers eager to succeed in this maturing market. We see significant synergy between the solutions our two companies can offer to customers," said Michael J. Saylor, president and CEO of MicroStrategy Incorporated. "In addition, Aether's investment and Dave's joining the board of Strategy.com represent a tremendous vote of confidence in the entire Strategy.com team. Dave's experience should prove invaluable."

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New Mobile Version of Intelligence Platform - MicroStrategy 7M

     To be developed jointly by Aether and MicroStrategy, MicroStrategy 7M will be designed to combine the wireless data optimization, security and transmission efficiencies of Aether Intelligent Messaging (AIM) with the personalized narrowcast, eCRM and business intelligence capabilities of the MicroStrategy 7 platform. MicroStrategy and Aether will devote a team of engineers to focus on the development of MicroStrategy 7M.

     The AIM software platform allows users of any type of wireless device - including web-enabled phones, personal digital assistants (PDAs) and two-way pagers - to get information in a fast, secure and reliable manner. Aether's established relationships with the leading wireless network carriers provides attractive pricing and coverage and Aether also provides end-user customer support to ensure a positive wireless data experience.

     This alliance between Aether and MicroStrategy is designed to give customers the ability to bring the functionality and performance of the MicroStrategy 7(TM) Platform to the full spectrum of wireless devices, including RIM BlackBerry(TM) wireless email solutions, Palm handheld computers and all web-enabled phones.

     MicroStrategy and Aether envision that MicroStrategy 7M capabilities will include features to enable companies to develop more profitable, trusted relationships with customers. For an airline for example, if a flight were delayed or cancelled, the airline would be able to scan its customer-centric database and determine which customers are impacted. Then, with the permission of the customer, the airline could notify them via their preferred wireless device about the news and immediately re-book them on another flight.

Aether Invests $25 Million in Strategy.com; Dave Oros Joins Board

     Aether Capital, the venture division of Aether Systems, will lead a $52.75 million round of convertible preferred stock financing for Strategy.com with a total $25 million investment. Aether has already invested $14.99 million, and will invest an additional $10 million subject to the satisfaction of certain conditions, including the expiration of the Hart-Scott-Rodino waiting period. Upon completion of this additional Aether Capital investment, this round of financing will represent approximately 15% of the outstanding equity of Strategy.com on an as converted, diluted basis.

     "Aether represents a strong alliance for Strategy.com, as they share Strategy.com's mission for capitalizing on the convergence of the Internet and wireless technologies," said John Sidgmore, Chairman of the Board of Strategy.com. "Dave Oros has an impressive track record, and we are pleased to have him join the Board of Directors of Strategy.com. Aether has achieved tremendous success, and they should be instrumental in helping us execute our business plan."

     This investment will facilitate Strategy.com's development and delivery of customized information to wireless devices for individual and corporate users - a valuable service that Aether will in turn offer to its customers. Since founding Aether in 1996, Oros has served as chairman and chief executive officer. Previously, he was president of the Wireless Data Group at Westinghouse Electric. Mr. Oros received a B.S. in mathematics and physics from the University of Maryland Baltimore County and holds a U.S. patent for a multi-function radar system.

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Aether to OEM Strategy.com Services

     As part of this alliance, Aether will offer Strategy.com services to its customers. Currently there are three channels available on the Strategy.com Network - Strategy.com Finance(TM), Strategy.com Weather(TM), and Strategy.com News(TM). Aether will be able to offer further programming as it becomes available on the Strategy.com Network, including customized information developed for corporate clients.

     These  services  will enable  Aether to broaden  the range of products  and
services  it  brings  to  leading   enterprise   customers  in   transportation,
healthcare, financial services and other industries.

     "Aether represents a great distribution channel for Strategy.com," said Nicholas Weir, president and COO of Strategy.com. "They have established relationships with many leading companies across several industries. We believe that all of these companies can benefit from the programming offered by Strategy.com."

About Aether Systems

     Aether Systems, Inc. is a leading provider of wireless and mobile data products and services allowing real-time communications and transactions across a full range of devices and networks. Using its engineering expertise, the ScoutWare(TM) family of products including the Aether Intelligent Messaging
(AIM) software platform, and its network operations and customer care center, Aether seeks to provide comprehensive, technology-independent wireless and mobile computing solutions. Aether develops and delivers wireless data services across a variety of industries and market segments in the United States and internationally.

About MicroStrategy Incorporated

     MicroStrategy is a leading worldwide provider of Intelligent E-Business(TM) software and related services. MicroStrategy's technology platform is creating a new generation of one-to-one e-business solutions that enable global 2000 organizations to build personal relationships with their partners, supply-chains, and customers. MicroStrategy delivers these solutions via web, wireless, and voice. In addition to its industry leading technology, MicroStrategy also offers a comprehensive set of consulting, training and support services for its customers and partners. MicroStrategy has approximately 1,000 customers across such diverse industries as retail, finance, telecommunications, dot-com, insurance, healthcare, pharmaceuticals and consumer packaged goods. MicroStrategy also has entered into relationships with more than 270 systems integrators, application development and platform partners.

     Strategy.com(TM), a subsidiary of MicroStrategy(R) Incorporated, helps companies connect with their customers by delivering personalized, timely information to consumers via web, wireless and voice. Using advanced wireless technology, Strategy.com also allows users to access information using "smart" mobile phones. Strategy.com's suite of programming is syndicated through a network of more than 200 affiliates, including Verizon, Wall Street Journal Interactive, EarthLink, Ameritrade, Belo Interactive, Metrocall, and USATODAY.com.
                                     ###

MicroStrategy, Intelligent E-Business, MicroStrategy 7, MicroStrategy 7M, Strategy.com, Strategy.com Finance, Strategy.com News, Strategy.com Weather and Personal Intelligence Network are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

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This press release may include  statements that may constitute  "forward-looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could contribute to such
differences   include:   the  ability  of  MicroStrategy  and  its  subsidiaries
(collectively, the "Company") to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7 software and Strategy.com network on a timely basis; the ability of Aether and the Company to successfully integrate their technologies to create new products and services; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's financial results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of
new  products;  competitive  factors;  general  economic  conditions;   currency
fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Regarding Aether, this press release includes forward-looking statements based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about Aether that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of Aether and MicroStrategy to successfully integrate their technologies to create new products and services and the market acceptance of products and services described in this press release. These risks and other risk factors are described in Aether's report on Form 10-K with respect to the fiscal year ending December 31, 1999 and other documents filed with the Securities and Exchange Commission. Aether undertakes no obligation to update the forward-looking statements contained in this press release.

Media Contacts:                    Investor Contacts:
Greg Abel                          Gregg Lampf
Aether Systems                     Aether Systems
(410) 654-6400 x5189               (410) 654-5400 x5165
gabel@aethersystems.com            glampf@aethersystems.com

Erich Shea
Weber Group for Aether Systems
(703) 351-5605
eshea@webergroup.com

Michael Quint
MicroStrategy Incorporated
(703) 848-8600
pr_info@microstrategy.com



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